EXHIBIT 10.20

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”), made and entered into as of the 11th day of December, 2003, by and between PERIMETER SUMMIT PARCEL 2 LIMITED PARTNERSHIP, a Georgia limited partnership (“Landlord”), and HOMEBANC MORTGAGE CORPORATION, a Delaware corporation (“Tenant”);

W I T N E S S E T H  T H A T:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated June 25, 2003 (the “Lease”), for certain premises in the building located at 2002 Summit Boulevard, Atlanta, Georgia (the “Building”), consisting of 141,719 square feet of net rentable area on Floors 1 through 6 and Floor 18 of the Building known or to be known as Suite 100 (the “Premises”);

WHEREAS, Tenant has notified Landlord in writing of its election to expand the Premises (as provided in Section 1.01(a) of the Lease) by adding thereto 2,232 square feet of net rentable area of office space on the first floor of the Building;

WHEREAS, Landlord has agreed to lease the additional office space to Tenant and Tenant has agreed to lease from Landlord such additional office space;

WHEREAS, Landlord and Tenant acknowledge and agree that such expansion of the Premises will be considered part of the Phase II Space for all purposes of the Lease, including, without limitation, the Phase II Rent Commencement Date in accordance with Section 1.01(a) of the Lease;

WHEREAS, in addition to the Tenant Improvement Allowance and Supplemental Improvement Allowance to be provided by Landlord for the Additional 1st Floor Space, as defined below, Landlord has agreed to contribute up to fifty percent (50%) of Tenant’s actual costs to install restrooms within the portion of the Premises located in suite 100-B of the Building, which contribution shall not exceed Fifty Thousand and No/100 Dollars ($50,000.00);

WHEREAS, Landlord and Tenant desire to evidence such expansion of the Premises, Landlord’s contribution to the installation of Tenant’s restrooms, and to amend certain other terms and conditions of the Lease and evidence their agreements and other matters by means of this Amendment;

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereto do hereby agree as follows:

1.	Grant of Expansion Space. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 2,232 square feet of net rentable area of office space on the first floor of the Building (the “Additional 1st Floor Space”) (the Additional 1st Floor Space being deemed a part of the Phase II Space and being hereinafter referred to as the “Additional Phase II Space”) as shown on Exhibit A attached hereto and by this reference made a part hereof, increasing the total net rentable area of space leased pursuant to the Lease to approximately 143,951. As of the date hereof, the net rentable area of the Phase II Space shall be deemed to be 95,625.

2.	Terms of Expansion. The Lease is hereby amended by adding the Additional Phase II Space as part of the Premises, subject to the following terms and conditions:

a.	Upon the execution of this Amendment, the Additional Phase II Space shall be added as part of the Premises for all purposes, except as set forth herein. Adjustments of Base Rental, Additional Rental, Tenant’s Forecast Additional Rental, Tenant’s Percentage Share and the Visitor Parking Credit shall be effective upon the Phase II Rent Commencement Date as defined in Section 2.01(a) of the Lease. The Additional Phase II Space shall be subject to all terms and conditions of the Lease, as amended hereby, and all references in the Lease to the Premises shall be deemed to include the Additional Phase II Space. The term of Tenant’s lease of the Additional Phase II Space shall be the term of the Lease, unless extended or sooner terminated in accordance with the provisions of the Lease. Tenant shall pay Net Base Rental for the Additional Phase II Space in accordance with Paragraph 1 of Exhibit “H” and Section 2.02 of the Lease.

b.	Tenant agrees that it shall construct the tenant improvements for the Additional 1st Floor Space in a good and workmanlike manner substantially in accordance with Exhibit D to the Lease at Tenant’s sole cost and Landlord shall provide to Tenant an allowance with respect to the Additional 1st Floor Space in accordance with Paragraph III of Exhibit C (Building Standard Tenant Allowances) to the Lease.

c.	Section 3.04 is hereby amended by deleting the amount of the Visitor Parking Credit of “Thirteen Thousand and No/100 Dollars ($13,000.00)” and replacing it with the amount of “Thirteen Thousand Two Hundred and 88/100 Dollars ($13,200.88)”.

d.	Exhibit C is hereby amended by deleting the first two (2) sentences of the first paragraph of Paragraph II, Tenant Improvement Allowance, and substituting the following in lieu thereof:

“Landlord agrees to provide to Tenant an allowance with respect to the Premises of a total of $31.00 per square foot of net rentable area of office space (not storage space) based on the number of square feet in the Premises as finally determined in accordance with Section 1.01(c) of this lease (the “Tenant Improvement Allowance”). Based on the projected number of rentable square feet in the Premises, the Tenant Improvement Allowance would be $4,462,481.00 (i.e., 143,951 rsf x $31.00 prsf = $4,462,481.00).”

e.	Exhibit C is hereby amended by deleting the amount of the Supplemental Tenant Improvement Allowance of “$642,281.00” and replacing it with the amount of “$656,469.00.”

3.	Landlord’s Contribution to Tenant’s Restrooms. In addition to the Tenant Improvement Allowance and Supplemental Improvement Allowance to be provided by Landlord to Tenant as described in Sections 2(d) and 2(e) above, Landlord agrees to provide to Tenant up to fifty percent (50%) of Tenant’s actual costs of installing restrooms (“Landlord’s Contribution”) within the portion of the Premises located in suite 100-B of the Building (“Tenant’s Lobby Level Restrooms”); provided, however, Landlord’s Contribution shall in no event exceed $50,000.00. Landlord’s Contribution shall be paid to Tenant by Landlord upon the last to occur of the following: (i) substantial completion of Tenant’s Lobby Level Restrooms; (ii) issuance of a certificate of occupancy for Tenant’s Lobby Level Restrooms; (iii) submission of written evidence to Landlord that Tenant’s Lobby Level Restrooms were completed free of all liens and other encumbrances; and (iv) Landlord’s receipt of invoices actually paid by Tenant in connection with the installation of Tenant’s Lobby Level Restrooms.

4.	Brokers. Landlord and Tenant represent and warrant to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Hines Properties, Inc. who represented Landlord and Equis Corporation who represented Tenant in the negotiating or making of this Amendment, and Landlord and Tenant agree to indemnify and hold the other, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims, and losses, including reasonable attorneys’ fees and costs, incurred by the other party in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Amendment or claiming, in the case of Landlord, to have represented Landlord in this transaction.

5.	No Defaults. Tenant hereby agrees that there are, as of the date hereof, regardless of the giving of notice or the passage of time, or both, no defaults or breaches on the part of Landlord or Tenant under the Lease.

6.	Capitalized Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

7.	Headings. The headings used herein are provided for convenience only and are not to be considered in construing this Amendment.

8.	Binding Effect. This Amendment shall not be valid and binding on Landlord and Tenant unless and until it has been completely executed by and delivered to both parties.

EXCEPT AS expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control. Any reference to the “Lease,” as set forth in the Lease, shall mean the Lease as amended pursuant to this Amendment.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of the day and year first above written.

LANDLORD:						TENANT:

PERIMETER SUMMIT PARCEL 2 LIMITED PARTNERSHIP, a Georgia limited partnership						HOMEBANC MORTGAGE CORPORATION, a Delaware corporation

By:	2002 Perimeter Summit Realty LLC, a Delaware limited liability company, as General Partner					By:	/s/ David A. Robinson

						Name:	DAVID A. ROBINSON
						Title:	SENIOR VICE PRES.

		By:	/s/

Name:

Title:

	By:	Hines 2002 Summit Associates Limited Partnership, a Texas limited partnership, as General Partner

		By:	Hines Interests Limited Partnership, a Delaware limited partnership, as Sole General Partner

			By:	Hines Holdings, Inc., a Texas corporation, as General Partner

				By:	/s/ Robert P. Voyles
Robert P. Voyles
Senior Vice President

EXHIBIT “A”

OUTLINE OF ADDITIONAL 1ST FLOOR SPACE

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